UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 7, 2012

(Date of earliest event reported)

UNIVERSAL HOSPITAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-20086

Delaware	41-0760940
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6625 West 78th Street, Suite 300

Minneapolis, Minnesota 55439-2604

(Address of principal executive offices, including zip code)

952-893-3200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.             Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Management of the registrant, Universal Hospital Services, Inc. (the “Company”), reported to the Audit Committee of the Company’s Board of Directors that the Company’s consolidated annual financial statements for the years ended December 31, 2010 and December 31, 2011, the three months ended March 31, 2012 and the six months ended June 30, 2012, previously filed with the Securities and Exchange Commission (the “SEC”), should no longer be relied upon as a result of an error in classification of net gains realized as a result of recalled infusion pumps within revenue rather than cost of sales.  Management therefore recommended that such financial statements be amended, and on November 7, 2012, the Audit Committee resolved to follow this recommendation.  The error in classification had no impact on gross margin, operating income, net income or cash flows.

Accordingly, the Company intends to file on or about November 7, 2012 with the SEC an amended and restated Annual Report on Form 10-K/A for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q/A for the three months ended March 31, 2012 and the six months ended June 30, 2012 to correct the classification errors described above.

Upon concluding that the consolidated financial statements should be restated, the Company’s Chief Executive Officer and Chief Financial Officer re-evaluated the effectiveness of internal control over financial reporting based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission as of December 31, 2011.  In the re-evaluation, the Company noted:

•                  the Company researched the accounting issue thoroughly and concluded that the consideration received from the vendor for those recalls met the definition of revenue in paragraph 78 of Financial Accounting Standards Board Statement of Financial Accounting Concepts No. 6, Elements of Financial Statements; and

•                  the Company had controls in place to review the accounting for all significant and non-routine transactions.

Unfortunately, the wrong conclusion was determined.  Based on the misapplication of accounting guidance, the Company has determined that a material weakness existed in the operating effectiveness of internal control over financial reporting related to evaluating non-routine events or transactions.  As a result, the Company’s Chief Executive Officer and Chief Financial Officer concluded that internal control over financial reporting was not effective as of December 31, 2011.  Notwithstanding management’s conclusion based on the material weakness in the operating effectiveness of internal control over financial reporting, the Company is continuing its review of its internal control procedures and the design of those control procedures related to the evaluation of non-routine events or transactions to address the material weakness.  Promptly following the identification of the material weakness described above, management, with the oversight of the Audit Committee, began taking steps to remediate the material weakness.  These steps include the Company engaging additional resources to add an additional layer to the preparation and review of non-routine events or transactions and strengthen internal resources with subject matter expertise.  These changes either have been, or are in the process of being implemented.

In light of the restatement, readers should not rely upon our previously filed statements for the period discussed above.  The Audit Committee and executive officers of the Company discussed with the Company’s independent registered public accountants the matters disclosed in this Item 4.02 of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2012	UNIVERSAL HOSPITAL SERVICES, INC.

	By:	/s/ Rex T. Clevenger
Rex T. Clevenger
Chief Financial Officer